SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2016

OptimizeRx Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

The information provided in Item 5.02 concerning the entry into a material definitive agreement is incorporated by reference in this Item 1.01.

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 4, 2016, the board of directors appointed Mr. James Brooks to act as our Senior Vice President of Business Development.

Mr. Brooks brings more than 20 years of experience in sales & marketing, including sales force development, sales management, and organizational leadership processes within the Electronic Health Record (EHR) and Healthcare Technology sector.

Prior to joining our company, he served as chief revenue officer at iCare, an enterprise cloud EHR and revenue cycle management system vendor.

Prior to iCare, Mr. Brooks served as executive vice president at Modernizing Medicine, a leading provider of EHR systems focused on the dermatology, ophthalmology, plastic, and orthopedic marketplace. While at Modernizing Medicine, he was responsible for developing and managing a world-class sales and marketing team and grew the business into one of the largest specialty EHRs.

Mr. Brooks additionally served as vice president of the enterprise sales and radiology division at Sage North America, a provider of information systems with a focus on healthcare with $300 million in annual revenue and 1,200 staff members.

Earlier in his career, he served as senior sales executive and enterprise vice president of clinical sales at McKesson, a FORTUNE 500 company delivering healthcare services and information technology.

Mr. Brooks holds a Bachelor of Arts in Economics and Speech Communication from St. Cloud State University in Minnesota.

There are no family relationships between Mr. Brooks and any of our directors or executive officers.

Aside from the following, Mr. Brooks has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Effective January 4, 2016, we entered into an employment agreement with Mr. Brooks. The agreement is at will and may be terminated by either party at any time. Under the agreement, we agreed to compensate Mr. Brooks $185,000 annually and, subject to meeting certain assigned goals, we agreed to pay him a bonus of up to $100,000 per year, along with a maximum of 300,000 stock options during the first two years of employment.

Mr. Brooks is entitled to participate in any existing employee benefit plans. He has paid vacation and sick days, and other benefits included in the agreement.

Mr. Brooks agreed to covenants not to solicit customers or recruit employees both during employment and for a period of one year following termination. The agreement also contains a confidentiality provision.

A copy of the employment agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the employment agreement is qualified in its entirety by reference to the full text thereto.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Doug Baker
Doug Baker
Chief Operating Officer

Date: January 8, 2016

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